Exhibit 99.1

Investor Contact

Ken Diptee

Executive Director, Investor Relations

DineEquity, Inc.

818-637-3632

Media Contact

Lucy Neugart

Sard Verbinnen & Co.

415-618-8750

DineEquity, Inc. Announces Solid Fourth Quarter and Fiscal 2011 Results

Strong Cash Flow Drives Major Debt Reduction

GLENDALE, Calif., March 1, 2012 — DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar and IHOP Restaurants, today announced financial results for the fourth quarter and fiscal 2011.

“I am pleased with our results for the fourth quarter and fiscal 2011.  The Company continued to generate robust free cash flow, pay down debt, manage G&A and differentiate our brands,” said Julia A. Stewart, Chairman and Chief Executive Officer of DineEquity.  “Today, at 95% franchised, we are unique in the full-service restaurant segment.  Our business model generates strong free cash flow with substantially reduced volatility.  We remain focused on delivering value, innovation and operational excellence to our guests.”

Fiscal 2011 Financial Highlights

•                  Total debt was reduced by $308.6 million, or 15%, in fiscal 2011 as a result of net cash proceeds and financing obligation reductions from the refranchise and sale of 132 Applebee’s company-operated restaurants, free cash flow, and the termination of the sublease for the Applebee’s restaurant support center in Lenexa, Kansas.  The Company paid down term loan balances by $161.5 million, repurchased $59.3 million of the 9.5% Senior Notes, and reduced $87.9 million of financing and capital lease obligations during fiscal 2011.

•                  Adjusted net income available to common stockholders was $78.2 million, or $4.29 per diluted share, excluding a one-time tax benefit, compared to $61.7 million, or $3.50 per diluted share, for fiscal 2010.  The increase in adjusted net income was primarily due to the elimination of the dividend on the Series A Perpetual Preferred stock as a result of the redemption of this security in the fourth quarter of 2010, lower cash interest expense and income taxes.  These items were partially offset by lower segment profit largely driven by the refranchising of 132 Applebee’s company-operated restaurants.  (See “Non-GAAP Financial Measures” below.)

•                  Net income available to common stockholders was $70.7 million, or $3.89 per diluted share, compared to a net loss of $30.0 million, or $1.74 per diluted share, for fiscal 2010.  The increase in net income was due in part to a lower loss on the extinguishment of debt, the elimination of the dividend on the Series A Perpetual Preferred stock, lower interest expense, and a higher gain on the refranchise and sale of Applebee’s company-operated restaurants.  These items were partially offset by higher income taxes and impairment and closure charges primarily related to the termination of the sublease for the Applebee’s restaurant support center in Lenexa, Kansas, and lower segment profit largely driven by refranchising.

•                  Cash flows from operating activities were $121.7 million, capital expenditures were $26.3 million, and free cash flow was $108.5 million.  (See “Non-GAAP Financial Measures” below.)

•                  Consolidated general and administrative expenses were $155.8 million compared to $160.3 million for fiscal 2010.

•                  Applebee’s company-operated restaurant operating margin was 14.5% compared to 14.8% for fiscal 2010.  The main drivers for the decrease were higher labor expense, commodities inflation, and incremental local advertising costs.  These items were partially offset by a higher average guest check.

•                  IHOP franchisees and its area licensees opened 58 new restaurants worldwide in fiscal 2011, in line with our full-year IHOP development outlook.

Fourth Quarter 2011 Financial Highlights

•                  Adjusted net income available to common stockholders was $16.4 million, or $0.91 per diluted share, excluding a one-time tax benefit, for the fourth quarter of 2011. This compares to $10.6 million, or $0.59 per diluted share, for the same quarter in 2010.  The increase in adjusted net income was primarily due to lower cash interest expense and income taxes, partially offset by lower profit due to the refranchising of 132 Applebee’s company-operated restaurants.  (See “Non-GAAP Financial Measures” below.)

•                  Net income available to common stockholders was $27.3 million, or $1.51 per diluted share, for the fourth quarter of 2011 compared to a net loss of $58.1 million, or $3.33 per diluted share, for the same quarter in 2010.  The increase was primarily due to a higher loss on the extinguishment of debt in 2010 from our refinancing, the elimination of the dividend on the Series A Perpetual Preferred stock, and higher interest expense.  These items were partially offset by higher income taxes and lower segment profit due to refranchising.

•                  Applebee’s company-operated restaurant operating margin was 14.8% in the fourth quarter of 2011 compared to 15.5% for the same quarter in 2010.  The decrease was primarily due to incremental local advertising costs and higher labor expense, partially offset by the refranchising of lower margin company-operated restaurants and a higher average guest check.

Same-Restaurant Sales Performance

Fiscal 2011

•                  Applebee’s fiscal 2011 domestic system-wide same-restaurant sales increased 2.0% compared to fiscal 2010.  The increase in fiscal year same-restaurant sales was mainly driven by a higher average guest check with essentially flat traffic.

•                  IHOP’s fiscal 2011 domestic system-wide same-restaurant sales declined 2.0% compared to fiscal 2010.  The decline in fiscal year same-restaurant sales reflected a decline in traffic, partially offset by a higher average guest check compared to fiscal 2010.

Fourth Quarter 2011

•                  Applebee’s domestic system-wide same-restaurant sales increased 1.0% for the fourth quarter of 2011 compared to the same period in 2010.  This marked sequential improvement from the third quarter of 2011.

•                  IHOP domestic system-wide same restaurant sales decreased 1.0% for the fourth quarter of 2011 compared to the same period in 2010.  This also marked sequential improvement from the third quarter of 2011.

Refranchise and Sale of Applebee’s Company-Operated Restaurants

In the fourth quarter of 2011, DineEquity successfully completed the refranchise and sale of 66 Applebee’s company-operated restaurants located in the New England area.  The transaction resulted in net proceeds after taxes of approximately $49 million and reduced sale-leaseback related financing obligations by $7 million.

In the first quarter of 2012, DineEquity completed the refranchise and sale of 17 Applebee’s company-operated restaurants located in a six-state market area geographically centered around Memphis, Tennessee.  The transaction resulted in net proceeds after taxes of approximately $16 million and reduced sale-leaseback related financing obligations by $9 million.

Investor Conference Call Today

The Company will host an investor conference call today (Thursday, March 1, 2012, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time) to discuss its fourth quarter and fiscal 2011 results.  To participate on the call, please dial (888) 713-4213 and reference pass code 69335062. Participants may also pre-register to obtain a unique pin number to join the live call without operator assistance by visiting the following Web site:

https://www.theconferencingservice.com/prereg/key.process?key=PFFHB3Y7J

A live webcast of the call will be available on DineEquity’s Web site at www.dineequity.com, and may be accessed by visiting Calls & Presentations under the site’s Investor Information section. Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast. A telephonic replay of the call may be accessed through March 8, 2012 by dialing (888) 286-8010 and referencing pass code 56756189. An online archive of the webcast also will be available on the Investor Information section of DineEquity’s Web site.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands.  With more than 3,500 restaurants combined in 18 countries, over 400 franchisees and approximately 200,000 team members (including franchisee- and company-operated restaurant employees), we believe DineEquity is one of the largest full-service restaurant companies in the world.  For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s substantial indebtedness; risk of future impairment charges; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; shortages or interruptions in the supply or delivery of food; changing health or dietary preferences; our dependence upon our franchisees; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; third-party claims with respect to intellectual property assets; heavy dependence on information technology; failure to protect the integrity and security of individually identifiable information; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

Non-GAAP Financial Measures

This news release includes references to the Company’s non-GAAP financial measures “adjusted net income available to common stockholders (adjusted EPS),” “EBITDA,” “free cash flow,” and “segment EBITDA.” “Adjusted EPS” is computed for a given period is computed by deducting from net income (loss) available to common stockholders for such period the effect of any impairment and closure charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, any debt modification costs, any gain or loss related to the disposition of assets and any income tax impact of operational restructuring incurred in such period. This is presented on an aggregate basis and a per share (diluted) basis. The Company defines “EBITDA” for a given period is defined as income before income taxes less interest expense, loss on retirement of debt and Series A preferred stock, depreciation and amortization, impairment and closure charges, non-cash stock-based compensation, gain/loss on disposition of assets and other charge backs as defined by its credit agreement. “Free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable (“long-term notes receivable”), less dividends paid and capital expenditures. “Segment EBITDA” for a given period is defined as gross segment profit plus depreciation and amortization as well as interest charges related to the segment. Management utilizes EBITDA for debt covenant purposes and free cash flow to determine the amount of cash remaining for general corporate and strategic purposes after the receipts from long-term notes receivable, and the funding of operating activities, capital expenditures and preferred dividends. Management believes this information is helpful to investors to determine the Company’s adherence to debt covenants and the Company’s cash available for these purposes. Adjusted EPS, EBITDA, free cash flow and segment EBITDA are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with United States generally accepted accounting principles.

DINEEQUITY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Segment Revenues:
Franchise revenues	$97,757	$96,286	$398,539	$377,137
Company restaurant sales	110,029	173,356	530,984	815,572
Rental revenues	30,957	26,179	125,960	124,508
Financing revenues	3,436	4,105	19,715	16,424
Total segment revenues	242,179	299,926	1,075,198	1,333,641
Segment Expenses:
Franchise expenses	26,350	27,342	105,006	103,505
Company restaurant expenses	95,422	147,462	458,443	699,336
Rental expenses	24,413	24,693	98,147	99,030
Financing expenses	(28)	735	5,973	1,969
Total segment expenses	146,157	200,232	667,569	903,840
Gross segment profit	96,022	99,694	407,629	429,801
General and administrative expenses	40,670	43,336	155,822	160,330
Interest expense	31,364	40,007	132,707	171,537
Impairment and closure charges	2,918	560	29,865	4,285
Debt modification costs	(72)	—	4,031	—
Amortization of intangible assets	3,075	3,070	12,300	12,300
Loss on extinguishment of debt	3,274	111,643	11,159	107,003
Gain on disposition of assets	(21,966)	(14,497)	(43,253)	(13,574)
Income before income taxes	36,759	(84,425)	104,998	(12,080)
(Provision) benefit for income taxes	(8,139)	33,594	(29,806)	9,292
Net income (loss)	$28,620	$(50,831)	$75,192	$(2,788)

Net income (loss) available to common stockholders
Net income (loss)	$28,620	$(50,831)	$75,192	$(2,788)
Less: Series A preferred stock dividends	—	(8,827)	—	(25,927)
Less: Accretion of Series B preferred stock	(658)	(622)	(2,573)	(2,432)
Less: Net (income) loss allocated to unvested participating restricted stock	(623)	2,176	(1,886)	1,173
Net income (loss) available to common stockholders	$27,339	$(58,104)	$70,733	$(29,974)
Net income (loss) available to common stockholders per share
Basic	$1.55	$(3.33)	$3.96	$(1.74)
Diluted	$1.51	$(3.33)	$3.89	$(1.74)
Weighted average shares outstanding
Basic	17,646	17,455	17,846	17,240
Diluted	18,578	17,455	18,185	17,240

DINEEQUITY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$60,691	$102,309
Receivables, net	115,667	98,776
Inventories	12,031	10,757
Prepaid income taxes	13,922	34,094
Prepaid gift cards	36,643	27,465
Deferred income taxes	20,579	24,301
Assets held for sale	9,363	37,944
Other current assets	8,051	15,456
Total current assets	276,947	351,102
Long-term receivables	226,526	239,945
Property and equipment, net	474,154	612,175
Goodwill	697,470	697,470
Other intangible assets, net	822,361	835,879
Other assets, net	116,836	120,070
Total assets	$2,614,294	$2,856,641
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$7,420	$9,000
Accounts payable	29,013	32,724
Accrued employee compensation and benefits	26,191	32,846
Gift card liability	146,955	124,972
Accrued interest payable	12,537	17,482
Current maturities of capital lease and financing obligations	13,480	16,556
Other accrued expenses	22,048	31,502
Total current liabilities	257,644	265,082
Long-term debt, less current maturities	1,411,448	1,631,469
Financing obligations, less current maturities	162,658	237,826
Capital lease obligations, less current maturities	134,407	144,016
Deferred income taxes	383,810	375,697
Other liabilities	109,107	118,972
Total liabilities	2,459,074	2,773,062
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, Series B, at accreted value; shares: 10,000,000 authorized; 35,000 issued; 2011 - 34,900 outstanding; 2010 - 35,000 outstanding	44,508	42,055
Common stock, $0.01 par value; shares: 40,000,000 authorized; 2011 - 24,658,985 issued, 18,060,206 outstanding; 2010 - 24,382,991 issued, 18,183,083 outstanding	247	243
Additional paid-in-capital	205,663	192,214
Retained earnings	196,869	124,250
Accumulated other comprehensive loss	(294)	(282)
Treasury stock, at cost; shares: 2011 - 6,598,779; 2010 - 6,199,908	(291,773)	(274,901)
Total stockholders’ equity	155,220	83,579
Total liabilities and stockholders’ equity	$2,614,294	$2,856,641

DINEEQUITY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2011	2010
	(Unaudited)
Cash flows from operating activities
Net income (loss)	$75,192	$(2,788)
Adjustments to reconcile net (loss) income to cash flows provided by operating activities
Depreciation and amortization	50,220	61,427
Non-cash interest expense	6,160	34,379
Loss on extinguishment of debt and Series A Preferred Stock	11,159	107,003
Impairment and closure charges	8,448	3,482
Deferred income taxes	11,835	(15,484)
Non-cash stock-based compensation expense	9,492	13,085
Tax benefit from stock-based compensation	6,494	2,692
Excess tax benefit from stock options exercised	(5,443)	(4,775)
Gain on disposition of assets	(43,253)	(13,574)
Other	(1,765)	5,431
Changes in operating assets and liabilities:
Receivables	(16,722)	3,736
Inventories	(3,723)	(263)
Prepaid expenses	(1,631)	(9,148)
Current income tax receivables and payables	20,479	(27,703)
Accounts payable	(3,533)	27
Accrued employee compensation and benefits	(6,656)	(5,000)
Gift card liability	21,983	19,507
Other accrued expenses	(17,050)	7,248
Cash flows provided by operating activities	121,686	179,282
Cash flows from investing activities
Additions to property and equipment	(26,332)	(18,677)
Proceeds from sale of property and equipment and assets held for sale	115,642	51,642
Principal receipts from notes, equipment contracts and other long-term receivables	13,122	19,452
Other	(753)	1,087
Cash flows provided by investing activities	101,679	53,504
Cash flows from financing activities
Borrowings under revolving credit facilities	40,000	—
Repayments under revolving credit facilities	(40,000)	—
Proceeds from issuance of long-term debt	—	1,725,000
Repayment of long-term debt (including tender premiums)	(225,681)	(1,777,946)
Redemption of Series A Preferred Stock	—	(190,000)
Payment of debt issuance costs	(12,295)	(57,602)
Principal payments on capital lease and financing obligations	(13,391)	(16,118)
Purchase of DineEquity common stock	(21,170)	—
Dividends paid (including redemption premiums on Series A Preferred Stock)	—	(26,117)
Repurchase of restricted stock	(5,080)	(1,884)
Proceeds from stock options exercised	6,725	7,968
Excess tax benefit from stock options exercised	5,443	4,775
Restricted cash related to securitization	466	119,133
Cash flows used in financing activities	(264,983)	(212,791)
Net change in cash and cash equivalents	(41,618)	19,995
Cash and cash equivalents at beginning of year	102,309	82,314
Cash and cash equivalents at end of year	$60,691	$102,309

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

 Reconciliation of (i) net income (loss) available to common stockholders to (ii) net income available to common stockholders excluding impairment and closure charges, loss on extinguishment of debt, amortization of intangible assets, non-cash interest expense, debt modification costs, gain on disposition of assets, income tax impact of operational restructuring and Series A redemption premium, and related per share data:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Net income (loss) available to common stockholders, as reported	$27,339	$(58,104)	$70,733	$(29,974)
Impairment and closure charges	2,871	397	29,600	3,482
Loss on extinguishment of debt	3,274	111,643	11,159	107,003
Amortization of intangible assets	3,075	3,070	12,300	12,300
Non-cash interest expense	1,578	3,176	6,160	34,379
Debt modification costs	(72)	—	4,031	—
Gain on disposition of assets	(21,966)	(14,496)	(43,253)	(13,574)
Income tax benefit (provision)	4,474	(40,094)	(7,959)	(55,919)
Income tax impact of operational restructuring	(4,422)	—	(4,422)	—
Series A redemption premium	—	7,600	—	7,600
Net income allocated to unvested participating restricted stock	248	(2,574)	(197)	(3,589)
Net income available to common stockholders, as adjusted	$16,399	$10,618	$78,152	$61,708

Diluted net income available to common stockholders per share:
Net income available to common stockholders , as reported	$1.51	$(3.33)	$3.89	$(1.74)
Impairment and closure charges	0.10	0.01	0.95	0.12
Loss on extinguishment of debt	0.11	3.81	0.36	3.72
Amortization of intangible assets	0.10	0.10	0.39	0.42
Non-cash interest expense	0.05	0.11	0.20	1.17
Debt modification costs	0.00	—	0.13	—
Gain on disposition of assets	(0.73)	(0.49)	(1.38)	(0.46)
Income tax impact of operational restructuring	(0.25)	—	(0.23)	—
Series A redemption premium	—	0.42	—	0.43
Net income allocated to unvested participating restricted stock	0.01	(0.14)	(0.01)	(0.20)
Change due to increase in net income	0.01	0.10	(0.01)	0.04

Diluted net income available to common stockholders per share, as adjusted	$0.91	$0.59	$4.29	$3.50

Numerator for basic EPS-income available to common stockholders, as adjusted	$16,399	$10,618	$78,152	$61,708

Effect of unvested participating restricted stock using the two-class method	6	10	105	50
Effect of dilutive securities:
Stock options	—	—	—	—
Convertible Series B preferred stock	—	—	2,573	—
Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$16,405	$10,628	$80,830	$61,758

Denominator for basic EPS-weighted-average shares	17,646	17,455	17,846	17,240
Effect of dilutive securities:
Stock options	289	486	339	385
Convertible Series B preferred stock	—	—	643	—

Denominator for diluted EPS-weighted-average shares and assumed conversions	17,935	17,941	18,828	17,625

NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

Reconciliation of U.S. GAAP income before income taxes to EBITDA:

Twelve Months Ended
December 31, 2011
U.S. GAAP income before income taxes	$104,998
Interest charges	151,332
Loss on extinguishment of debt	11,159
Depreciation and amortization	50,220
Non-cash stock-based compensation	9,492
Impairment and closure charges	29,643
Other	6,830
Gain on disposition of assets	(43,253)
EBITDA	$320,421

Reconciliation of the Company’s cash provided by operating activities to free cash flow:

	Twelve Months Ended
	December 31,
	2011	2010
Cash flows provided by operating activities	$121,686	$179,282
Principal receipts from notes, equipment contracts and other long-term receivables	13,122	19,452
Dividends paid	—	(26,117)
Additions to property and equipment	(26,332)	(18,677)
Free cash flow	$108,476	$153,940

NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

Reconciliation of U.S. GAAP gross segment profit to segment EBITDA:

	Three Months Ended December 31, 2011
	Franchise Applebee’s	Franchise IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$40,941	$56,816	$110,029	$30,957	$3,436	$242,179
Expense	602	25,748	95,422	24,413	(28)	146,157
Gross segment profit	40,339	31,068	14,607	6,544	3,464	96,022
Plus:
Depreciation/amortization	2,484	—	3,113	3,482	—	9,079
Interest charges	—	—	116	4,374	—	4,490
Segment EBITDA	$42,823	$31,068	$17,836	$14,400	$3,464	$109,591

	Three Months Ended December 31, 2010
	Franchise Applebee’s	Franchise IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$39,961	$56,325	$173,356	$26,179	$4,105	$299,926
Expense	250	27,092	147,462	24,693	735	200,232
Gross segment profit	39,711	29,233	25,894	1,486	3,370	99,694
Plus:
Depreciation/amortization	2,504	—	5,207	3,454	—	11,165
Interest charges	—	—	200	4,603	—	4,803
Segment EBITDA	$42,215	$29,233	$31,301	$9,543	$3,370	$115,662

	Twelve Months Ended December 31, 2011
	Franchise Applebee’s	Franchise IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$169,231	$229,308	$530,984	$125,960	$19,715	$1,075,198
Expense	2,801	102,205	458,443	98,147	5,973	667,569
Gross segment profit	166,430	127,103	72,541	27,813	13,742	407,629
Plus:
Depreciation/amortization	9,885	—	16,584	14,029	—	40,498
Interest charges	—	—	511	17,972	—	18,483
Segment EBITDA	$176,315	$127,103	$89,636	$59,814	$13,742	$466,610

	Twelve Months Ended December 31, 2010
	Franchise Applebee’s	Franchise IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$153,484	$223,653	$815,572	$124,508	$16,424	$1,333,641
Expense	1,825	101,680	699,336	99,030	1,969	903,840
Gross segment profit	151,659	121,973	116,236	25,478	14,455	429,801
Plus:
Depreciation/amortization	10,025	—	27,144	13,895	—	51,064
Interest charges	—	—	821	18,867	—	19,688
Segment EBITDA	$161,684	$121,973	$144,201	$58,240	$14,455	$500,553

Notes:

•                  Company restaurants are substantially all Applebee’s

•                  Rental operations are substantially all IHOP

•                  Financing operations are all IHOP

Restaurant Data

The following table sets forth, for the three-month and twelve-month periods ended December 31, 2011 and 2010, the number of effective restaurants in the Applebee’s and IHOP systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year. “Effective restaurants” are the number of restaurants in a given period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all effective restaurants in the IHOP and Applebee’s systems, which includes restaurants owned by the Company, as well as those owned by franchisees and area licensees. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, as well as rental payments under leases that are usually based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(unaudited)
Applebee’s Restaurant Data
Effective restaurants(a)
Franchise	1,808	1,667	1,770	1,621
Company	203	338	240	380
Total	2,011	2,005	2,010	2,001
System-wide(b)
Sales percentage change(c)	1.5%	(4.2)%	2.6%	(1.8)%
Domestic same-restaurant sales percentage change(d)	1.0%	2.9%	2.0%	0.3%
Franchise(b)(e)(g)
Sales percentage change(c)	9.0%	0.2%	11.3%	(0.1)%
Same-restaurant sales percentage change(d)	0.8%	3.4%	2.0%	0.6%
Average weekly domestic unit sales (in thousands)	$44.3	$44.5	$46.4	$45.8
Company(f)(g)
Sales percentage change(c)	(37.9)%	(22.0)%	(35.7)%	(8.4)%
Same-restaurant sales percentage change(d)	3.4%	0.3%	1.8%	(1.3)%
Average weekly domestic unit sales (in thousands)	$39.8	$38.6	$41.0	$40.4

IHOP Restaurant Data
Effective restaurants(a)
Franchise	1,357	1,315	1,343	1,296
Company	14	10	11	11
Area license	164	164	163	164
Total	1,535	1,489	1,517	1,471
System-wide(b)
Sales percentage change(c)	2.4%	(1.5)%	1.9%	2.2%
Domestic same-restaurant sales percentage change(d)	(1.0)%	1.1%	(2.0)%	0.0%
Franchise(b)(e)(g)
Sales percentage change(c)	2.0%	(1.8)%	1.7%	2.1%
Same-restaurant sales percentage change(d)	(1.0)%	1.1%	(2.0)%	(0.1)%
Average weekly domestic unit sales (in thousands)	$34.0	$34.4	$34.4	$35.1

Company(f)(g)	n.m.	n.m.	n.m.	n.m.

Area License(e)
Sales percentage change(c)	4.3%	3.6%	2.9%	3.3%

(a)          “Effective restaurants” are the number of restaurants in a given fiscal period adjusted to account for restaurants open for only a portion of the period. Information is presented for all effective restaurants in the IHOP and Applebee’s systems, which includes restaurants owned by the Company as well as those owned by franchisees and area licensees.

(b)         “System-wide” sales are retail sales at IHOP and Applebee’s restaurants operated by franchisees and IHOP restaurants operated by area licensees, as reported to the Company, in addition to retail sales at company-operated restaurants.  Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company.

(c)          “Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)         “Same-restaurant sales percentage change” reflects the percentage change in sales, in any given fiscal period compared to the same weeks in the prior year, for restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and restaurant closures, the restaurants open throughout both fiscal periods being compared may be different from period to period. Same-restaurant sales percentage change does not include data on IHOP restaurants located in Florida.

(e)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	(In millions)
Reported sales (unaudited)	2011	2010	2011	2010
Applebee’s franchise restaurant sales	$959.2	$879.6	$3,916.4	$3,519.4
IHOP franchise restaurant sales	$599.8	$587.8	$2,405.3	$2,364.7
IHOP area license restaurant sales	$56.5	$54.2	$228.6	$220.0

(f)            Sales percentage change and same-restaurant sales percentage change for IHOP company-operated restaurants are not meaningful (“n.m.”) due to the relatively small number and test-market nature of the restaurants, along with the periodic inclusion of restaurants reacquired from franchisees that are temporarily operated by the Company.

(g)         The sales percentage change for the three months and twelve months ended December 31, 2011 for Applebee’s franchise and company-operated restaurants was impacted by the refranchising of 132 company-operated restaurants during 2011 and 83 company-operated restaurants during 2010.

DINEEQUITY, INC. AND SUBSIDIARIES

RESTAURANT DATA

The following table summarizes our restaurant development activity:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(unaudited)
Applebee’s Restaurant Development Activity
Beginning of period	2,010	1,999	2,010	2,008
New openings
Franchisee-developed	12	16	24	27
Total new openings	12	16	24	27
Closings
Company	—	—	—	(7)
Franchise	(3)	(5)	(15)	(18)
Total closings	(3)	(5)	(15)	(25)
End of period	2,019	2,010	2,019	2,010
Summary-end of period
Franchise	1,842	1,701	1,842	1,701
Company	177	309	177	309
Total	2,019	2,010	2,019	2,010

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(unaudited)
IHOP Restaurant Development Activity
Beginning of period	1,532	1,483	1,504	1,456
New openings
Franchisee-developed	16	25	52	60
Area license	3	1	6	4
Total new openings	19	26	58	64
Closings
Company	—	—	—	(2)
Franchise	(1)	(4)	(8)	(10)
Area license	—	(1)	(4)	(4)
Total closings	(1)	(5)	(12)	(16)
End of period	1,550	1,504	1,550	1,504
Summary-end of period
Franchise	1,369	1,329	1,369	1,329
Company	15	11	15	11
Area license	166	164	166	164
Total	1,550	1,504	1,550	1,504